Exhibit 99.1

Tallgrass Energy Partners, LP Reports Strong First Quarter 2014 Results

OVERLAND PARK, Kan.--(BUSINESS WIRE)--May 7, 2014--Tallgrass Energy Partners, LP (NYSE: TEP) (“TEP” or the “Partnership”) today reported financial and operating results for the first quarter of 2014. The Partnership closed its initial public offering on May 17, 2013 and this earnings release relates to the financial and operating results of the Partnership and its Predecessor as described under “About Tallgrass Energy Partners, LP” below.

Summary Financial Information	Three Months Ended March 31,
(in thousands, except coverage and per unit data)	2014		2013

Net income	$12,900		$5,071
Add:
Interest expense (income), net	1,324		5,564
Depreciation and amortization expense	6,514		7,546
Non-cash loss related to derivative instruments	351		919
Non-cash compensation expense	941		-
Distributions from unconsolidated investment	508		-
Less:
Equity in earnings of unconsolidated investment	(444)		-
Adjusted EBITDA	$22,094		$19,100
Less:
Maintenance capital expenditures	(839)		(264)
Cash interest cost	(1,173)		(1,691)	(a)
Distributable cash flow (DCF)	20,082		17,145	(a)
Less:
Distributions	(13,688)	(b)	(11,881)	(a)
DCF in excess of distributions	6,394		5,264	(a)
Distribution coverage	1.47x		1.44x	(a)

Limited partner units outstanding	40,500		40,500	(a)
Distribution per unit	$0.3250

(a) Indicated amounts presented for the three months ended March 31, 2013 are on a pro forma basis, which assumes that our initial public offering and related formation transactions, including borrowings under our $500 million revolving credit facility, had closed on January 1, 2013. No cash distributions were paid with respect to the first quarter of 2013. Pro forma distributions for the first quarter of 2013 were calculated using the minimum quarterly distribution under our partnership agreement. Pro forma interest expense (inclusive of commitment fees) for the three months ended March 31, 2013 includes $230 million of borrowings at a rate of 2.50%.

Management believes the pro forma presentation of distributable cash flow and distribution coverage provides investors with useful information to compare our historical financial results. These pro forma financial measures are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the initial public offering and related formation transactions been consummated on January 1, 2013 or of the results that may be obtained in the future.

(b) Distributions to be paid on May 14, 2014 for the first quarter of 2014 will be based on the total number of common units outstanding as of April 30, 2014, which was 40,885,140. The actual number of common units outstanding as of March 31, 2014 was 40,500,000.

Tallgrass President and CEO David G. Dehaemers, Jr. said, “TEP’s strong performance in the first quarter of 2014, the third consecutive increase in our quarterly distribution and our acquisition of Trailblazer on April 1st combine for an outstanding beginning of the year. Although we expect some variability in our quarterly coverage, particularly for our second quarter when we anticipate increased spending on planned expenses and maintenance capital projects, we continue to be confident in our 2014 guidance given earlier this year. Our recently completed Trailblazer acquisition and the related distribution growth that we expect beginning for the second quarter of 2014 is an example of the growth that we remain focused on delivering for our unitholders.”

Segment Overview

The first quarter 2014 results by segment are summarized below:

	Three Months Ended March 31, 2014				Three Months Ended March 31, 2013
Summary Financial Information	Gas Transportation		Corporate		Gas Transportation		Corporate
(in thousands)	and Storage	Processing	and Other	Total	and Storage	Processing	and Other	Total

Operating Income (Loss)	$7,484	$7,141	$(1,566)	$13,059	$5,081	$5,215	$-	$10,296
Add:
Depreciation and amortization expense	4,567	1,947	-	6,514	5,927	1,619	-	7,546
Non-cash loss related to derivative instruments	351	-	-	351	919	-	-	919
Other income	721	-	-	721	339	-	-	339
Non-cash compensation expense	-	-	941	941	-	-	-	-
Distributions from unconsolidated investment	-	508	-	508	-	-	-	-
Segment Adjusted EBITDA	$13,123	$9,596	$(625)	$22,094	$12,266	$6,834	$-	$19,100

Adjusted EBITDA in the Gas Transportation and Storage segment for the first quarter of 2014 was $13.1 million, representing an increase of $0.9 million as compared to the first quarter of 2013. As expected, average firm contracted transportation capacity of 636 MMcf/d for the first quarter of 2014 was slightly lower as compared to 667 MMcf/d for the first quarter of 2013. The capacity decrease is primarily due to the termination of TIGT’s contract with TMID in the fourth quarter of 2013, but the gross margin impact of that termination is more than offset by higher average transportation rates partially attributable to the expansion of and new volumes on the West end of the system. In addition, gas sales in a favorable pricing market also contributed to the increase in Adjusted EBITDA for the first quarter of 2014 as compared to the first quarter of 2013. When comparing TIGT’s Adjusted EBITDA for the first quarter of 2014 of $13.1 million to its Adjusted EBITDA for the fourth quarter of 2013 of $15.9 million, the decrease is primarily attributable to lower gas recoveries and the revenues received from TMID in the fourth quarter of 2013 for the buyout of its transportation contract.

The Processing segment generated Adjusted EBITDA of $9.6 million for the first quarter of 2014, representing an increase of $2.8 million as compared to the first quarter of 2013. The increase was primarily due to higher average inlet volumes as a result of our expanded capacity and higher commodity prices in our remaining spread-based contracts. Approximate average inlet volumes were 151 MMcf/day for the first quarter of 2014 as compared to 127 MMcf/day for the first quarter of 2013. The Processing segment also began receiving distributions from a fresh water transportation joint venture in the first quarter of 2014. When comparing TMID’s Adjusted EBITDA for the first quarter of 2014 of $9.6 million to its Adjusted EBITDA for the fourth quarter of 2013 of $7.5 million, the increase is primarily attributable to higher commodity prices, joint venture distributions and the payment made to TIGT in the fourth quarter of 2013 for the buyout of its transportation contract.

Conference Call

Please join Tallgrass for a conference call and webcast related to its first quarter 2014 results at 4:00 pm Central Time on Wednesday, May 7, 2014. The webcast will be accompanied by a slide deck. A link posted in the Investor Relations section of our website will allow interested parties to listen and the replay will be available on our website for a limited time following the end of the live call. In addition, the slide presentation will be available on our website following the call.

About Tallgrass Energy Partners, LP

Tallgrass Energy Partners, LP (NYSE: TEP) is a publicly traded, growth-oriented limited partnership formed to own, operate, acquire and develop midstream energy assets in North America. We currently provide natural gas transportation and storage services for customers in the Rocky Mountain and Midwest regions of the United States through our Tallgrass Interstate Gas Transmission and Trailblazer Pipeline systems and provide processing services for customers in Wyoming through our Casper and Douglas natural gas processing and West Frenchie Draw natural gas treating facilities. We believe we are well-positioned to capture growing natural gas volumes produced in the Denver-Julesburg Basin and the Niobrara and Mississippi Lime shale formations.

Tallgrass closed its initial public offering on May 17, 2013, and the earnings release relates to the financial information of the Partnership and “TEP Predecessor.” TEP Predecessor refers to the ownership of Tallgrass Interstate Gas Transmission, LLC (TIGT) and Tallgrass Midstream, LLC (TMID) by Tallgrass Development from November 13, 2012 to the closing of the initial public offering (IPO) on May 17, 2013. TEP, or the Partnership, as used herein refers to the consolidated financial results and operations for TEP Predecessor from its inception through its contribution to TEP and thereafter.

In connection with the closing of the initial public offering, Tallgrass entered into a revised partnership agreement which requires it to pay distributions, subject to certain limitations more fully described in the “Our Cash Distribution Policy and Restrictions on Distributions” section in Tallgrass’ prospectus, within 45 days after the end of each quarter, beginning with the second quarter of 2013. As previously announced, the board of directors of Tallgrass’ general partner declared a quarterly cash distribution to partners of $0.3250 per common unit for the first quarter of 2014. This quarterly distribution represents $1.30 on an annualized basis. The quarterly distribution will be paid on Wednesday, May 14, 2014, to unitholders of record as of the close of business on Wednesday, April 30, 2014.

To learn more, please visit our website at www.tallgrassenergy.com.

Non-GAAP Measures

Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of our combined financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

  our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
  the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;
  our ability to incur and service debt and fund capital expenditures; and
  the viability of acquisitions and other capital expenditure projects and the returns on investment of various expansion and growth opportunities.

We believe that the presentation of Adjusted EBITDA and distributable cash flow provides useful information to investors in assessing our financial condition and results of operations. Adjusted EBITDA and distributable cash flow should not be considered alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP, nor should Adjusted EBITDA and distributable cash flow be considered alternatives to available cash, operating surplus, distributions of available cash from operating surplus or other definitions in our partnership agreement. Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. Additionally, because Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definition of Adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

We define Adjusted EBITDA as net income excluding the impact of interest, income taxes, depreciation and amortization, non-cash income or loss related to derivative instruments, non-cash long-term compensation expense, impairment losses, gains or losses on asset disposals, gains or losses on the repurchase, redemption or early retirement of debt, and earnings from unconsolidated investments, but including the impact of distributions from unconsolidated investments. We define distributable cash flow as Adjusted EBITDA less cash interest cost and maintenance capital expenditures. Neither Adjusted EBITDA nor distributable cash flow will be impacted by changes in working capital balances that are reflected in operating cash flow. For a reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, please see “Summary Financial Information” above.

Cautionary Note Concerning Forward-Looking Statements

Disclosures in this press release contain “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the earnings and cash distribution accretion expected to be realized by Tallgrass Energy Partners as a result of the Trailblazer acquisition, the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of Tallgrass Energy Partners and its subsidiaries, including: the ability to pursue expansions and other opportunities for incremental volumes; natural gas production growth in Tallgrass Energy Partners' operating areas; expected future benefits of acquisitions or expansion projects; timing of anticipated spending on planned expenses and maintenance capital projects; and distribution rate and growth, including variability of quarterly distribution coverage. These statements are based on certain assumptions made by Tallgrass Energy Partners based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Tallgrass Energy Partners, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to Tallgrass Energy Partners’ financial performance and results, availability of sufficient cash flow to pay distributions and execute its business plan, the demand for natural gas storage and transportation services, operating hazards, the effects of government regulation, tax position and other risks incidental to transporting, storing and processing natural gas and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by Tallgrass Energy Partners with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and Tallgrass Energy Partners does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Financial Statements

TALLGRASS ENERGY PARTNERS, LP CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31, 2014	December 31, 2013

ASSETS	(in thousands)
Current Assets:
Accounts receivable, net	$25,663	$27,615
Gas imbalances	2,743	2,598
Inventories	11,352	5,148
Prepayments and other current assets	4,264	16,986
Total Current Assets	44,022	52,347

Property, plant and equipment, net	593,301	594,911
Goodwill	304,474	304,474
Unconsolidated investment	3,031	1,255
Deferred financing costs	4,255	4,512
Deferred charges and other assets	9,994	10,299
Total Assets	$959,077	$967,798

LIABILITIES AND PARTNERS' CAPITAL
Current Liabilities:
Accounts payable	$43,021	$54,621
Accounts payable to related parties	3,655	7,134
Gas imbalances	9,176	3,142
Derivative liabilities at fair value	535	184
Accrued taxes	5,172	4,427
Accrued other current liabilities	12,073	14,777
Total Current Liabilities	73,632	84,285

Long-term debt	135,000	135,000
Other long-term liabilities and deferred credits	4,510	4,572
Total Long-term Liabilities	139,510	139,572

Partners' Capital:
Common unitholders (24,300,000 units issued and outstanding at March 31, 2014 and December 31, 2013)	457,230	455,197
Subordinated unitholder (16,200,000 units issued and outstanding at March 31, 2014 and December 31, 2013)	274,570	274,666
General partner (826,531 units issued and outstanding at March 31, 2014 and December 31, 2013)	14,135	14,078
Total Partner's Capital	745,935	743,941
Total Liabilities and Partners' Capital	$959,077	$967,798

TALLGRASS ENERGY PARTNERS, LP CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months	Three Months
	Ended	Ended
	March 31, 2014	March 31, 2013

	(in thousands)
Revenues:
Natural gas liquids sales	$48,907	$33,401
Natural gas sales	2,196	301
Transportation services	27,051	24,337
Processing and other revenues	6,808	2,219
Total Revenues	84,962	60,258

Operating Costs and Expenses:
Cost of sales and transportation services	50,446	29,470
Operations and maintenance	7,286	6,535
Depreciation and amortization	6,514	7,546
General and administrative	6,201	4,634
Taxes, other than income taxes	1,456	1,777
Total Operating Costs and Expenses	71,903	49,962

Operating Income	13,059	10,296

Other (Expense) Income:
Interest (expense) income, net	(1,324)	(5,564)
Equity in earnings of unconsolidated investment	444	-
Other income, net	721	339
Total Other Expense	(159)	(5,225)
Net Income	$12,900	$5,071
Total comprehensive income	$12,900	$5,071

Allocation of income for the three months ended March 31, 2014:
General partner interest in net income	$382
Common and subordinated unitholders' interest in
net income	12,518
Net Income	$12,900
Basic net income per common and subordinated unit	$0.31
Diluted net income per common and subordinated unit	$0.30
Basic average number of common and subordinated
units outstanding	40,500
Diluted average number of common and subordinated
units outstanding	41,272

TALLGRASS ENERGY PARTNERS, LP CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

	Three Months	Three Months
	Ended	Ended
	March 31, 2014	March 31, 2013
	(in thousands)
Cash Flows from Operating Activities:
Net income	$12,900	$5,071
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	6,843	8,297
Noncash compensation expense	941	-
Noncash change in fair value of derivative financial instruments	351	919
Equity in earnings of unconsolidated investment	(444)	-
Distributions from unconsolidated investment	444	-
Changes in components of working capital:
Accounts receivable and other	2,461	(565)
Gas imbalances	628	307
Inventories	(942)	(2,181)
Accounts payable and accrued liabilities	(9,865)	20,066
Other, net	6,290	107
Net Cash Provided by Operating Activities	19,607	32,021

Cash Flows from Investing Activities:
Capital expenditures	(5,947)	(8,943)
Net cash paid for purchase and sale of gas in underground storage	(31)	-
Unconsolidated investment	(1,841)	-
Distributions from unconsolidated investment in excess of cumulative earnings	64	-
Proceeds from disposal of property, plant and equipment (net of removal costs)	29	6
Net Cash Used in Investing Activities	(7,726)	(8,937)

Cash Flows from Financing Activities:
Distributions to Member, net	-	(23,084)
Distributions to unitholders	(13,082)	-
Reimbursement of stock compensation expense from TD	1,201	-
Net Cash Used in Financing Activities	(11,881)	(23,084)

Net Change in Cash and Cash Equivalents	-	-
Cash and Cash Equivalents, beginning of period	-	-
Cash and Cash Equivalents, end of period	$-	$-

CONTACT:
Tallgrass Energy Partners, LP
Investor Relations
Nate Lien
(913) 928-6012
investor.relations@tallgrassenergylp.com